UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): November 12, 2025

First United Corporation

(Exact name of registrant as specified in its charter)

Maryland	0-14237	52-1380770
(State or other jurisdiction of	(Commission file number)	(IRS Employer
incorporation or organization)		Identification No.)

19 South Second Street, Oakland, Maryland 21550

(Address of principal executive offices) (Zip Code)

(301) 334-9471

(Registrant’s telephone number, including area code)

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbols	Name of each exchange on which registered
Common Stock	FUNC	Nasdaq Stock Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

INFORMATION TO BE INCLUDED IN THE REPORT

Item 5.02	Departure of Directors or Certain Oﬃcers; Election of Directors; Appointment of Certain Oﬃcers; Compensatory Arrangements of Certain Oﬃcers.

(b)         Director Retirement.

On November 12, 2025, Carissa L. Rodeheaver provided formal notice to the Board of Directors (the “Board”) of First United Corporation (the “Corporation”) that, in connection with her planned retirement as discussed below in Item 7.01 of this report, she does not intend to stand for reelection to the Board at the Corporation’s 2026 annual meeting of shareholders.

Item 5.03	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On November 12, 2025, the Board amended Sections 2 and 3 of Article III of the Bylaws of the Corporation, as restated on September 25, 2025 (the “Bylaws”), to provide that the Board may designate someone other than the Chairman of the Board as the chief executive officer of the Corporation, including the President of the Corporation (the “Amendment”). The Amendment is embodied in a First Amendment to Bylaws, a copy of which is filed as Exhibit 3.1 to this report and incorporated herein by reference. The foregoing is only a summary of the Amendment and is qualified in its entirety by the text of Exhibit 3.1 hereto.

Item 7.01.	Regulation FD Disclosure.

On November 14, 2025, the Corporation issued a press release to announce certain management succession plans. Carissa L. Rodeheaver, the Chairman of the Board, President and Chief Executive Officer of the Corporation and its bank subsidiary, First United Bank & Trust (the “Bank”), intends to retire from all positions with the Corporation and the Bank at the conclusion of the 2026 annual meeting of shareholders of the Corporation (the “2026 Annual Meeting”), which is currently scheduled for May 7, 2026. To facilitate the succession of management, effective January 1, 2026, the boards of directors of the Corporation and the Bank intend to (i) increase the number of directors who shall serve on the boards of directors of the Corporation and the Bank to 11 and elect Jason B. Rush to serve as a director of the Corporation and the Bank, (ii) appoint Jason B. Rush to serve as the President and Chief Executive Officer of the Corporation and the Bank, and (iii) appoint Ms. Rodeheaver to serve as the Executive Chairman of the Corporation and the Bank, where, among other things, she will continue to perform the duties of Chairman of the Boards and will serve as an advisor to Mr. Rush during the transition period. The boards of directors currently intend to eliminate the vacancies that will be created by Ms. Rodeheaver’s retirement from the boards at the conclusion of the 2026 Annual Meeting by reducing the number of directors who shall serve on the boards from 11 to 10, effective as of the conclusion of the 2026 Annual Meeting.

Mr. Rush has served as Senior Vice President and Chief Operating Officer of the Corporation and the Bank since January 2017. Prior to that appointment, he served as Senior Vice President and Chief Risk Officer and Director of Operations and Support from 2006 to 2017. Mr. Rush has been employed by the First United organization since October 1993, including as Vice President, Director of Operations & Support since March 2006, Vice President and Regional Manager/Community Office Manager from January 2005 to February 2006, Vice President and Community Office Manager/Manager of Cash Management from May 2004 to December 2004, Assistant Vice President and Community Office Manager from April 2001 to April 2004, Community Office Manager from August 1998 to April 2001, Customer Service Officer from March 1997 to July1998, Assistant Compliance Officer from July 1995 to February 1997, and Management Trainee from October 1993 to July 1995.

Item 9.01. Financial Statements and Exhibits.

(d)       Exhibits.

The exhibits filed or furnished with this report are listed in the following Exhibit Index:

Exhibit No.	Description

3.1	First Amendment to Bylaws of First United Corporation (filed herewith)
99.1	Press release dated November 14, 2025 (furnished herewith)
104	Cover page interactive data file (embedded within the iXBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FIRST UNITED CORPORATION

Dated: November 14, 2025	By:	/s/ Tonya K. Sturm
	Name:	Tonya K. Sturm
	Title:	Senior Vice President and CFO